                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K/A

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(b) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)         July 17, 1996  (June 19, 1996)
                                                 -----------------------------------------------

                               Storage USA, Inc.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Tennessee                                     001-12910                                  62-1251239
- ---------------------------------------------------------------------------------------------------------------------------
   (State or other jurisdiction                    (Commission                                (IRS Employer
      of incorporation)                               File Number)                               Identification No.)


10440 Little Patuxent Parkway, Suite 1100, Columbia, Maryland    21044
- --------------------------------------------------------------------------------
         (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code          (410) 730-9500
                                                   -----------------------------

EXPLANATORY NOTE: Pursuant to Item 7(a)(4) of Form 8-K, this Form 8-K/A amends the Company's Form 8-K filed on June 21, 1996, to include the historical financial statements and pro forma financial information required by Item 7(a) and (b).

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS


(a)      FINANCIAL STATEMENTS APPLICABLE TO REAL ESTATE PROPERTIES ACQUIRED.

         *        Report of Independent Accountants

         * Acquisition Facilities Historical Summaries of Combined Gross Revenue and Direct Operating Expenses for the year ended December 31, 1995 (Audited), and for the three months ended March 31, 1996 (Unaudited).

         * Notes to Historical Summaries of Combined Gross Revenue and Direct Operating Expenses.

(b)      PRO FORMA FINANCIAL INFORMATION

         * Unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 1996.

         * Unaudited Pro Forma Combined Condensed Statement of Operations for the three months ended March 31, 1996.

         * Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1995.

         *       Notes to Unaudited Pro Forma Combined Condensed Financial
                 Statements.

(c)      EXHIBITS


         Exhibit           Description
         -------           -----------
          10.0             Second Amendment to Second Amended and Restated
                           Agreement of Limited Partnership of SUSA
                           Partnership, L.P.

          23.0             Consent of Independent Accountants.

                    [COOPERS & LYBRAND L.L.P. LETTERHEAD]



                      REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
and Shareholders of
Storage USA, Inc.


        We have audited the accompanying Historical Summaries of Combined Gross Revenue and Direct Operating Expenses (the "Historical Summaries") for certain self-storage facilities (the "Acquisition Facilities") described in Note 1 to the Historical Summaries for the year ended December 31, 1995. These Historical Summaries are the responsibility of the management of the Acquisition Facilities. Our responsibility is to express an opinion on these Historical Summaries based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Historical Summaries were prepared for the purposes of complying with the Rules and Regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of Storage USA, Inc.) as described in
Note 1 to the Historical Summaries, and are not intended to be a complete presentation of the Acquisition Facilities' revenues and expenses.

        In our opinion, based on our audit, such Historical Summaries present fairly, in all material respects, the combined gross revenue and direct operating expenses of the Acquisition Facilities for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


                                                   /s/ COOPERS & LYBRAND L.L.P.

                                                   COOPERS & LYBRAND L.L.P.


Baltimore, Maryland
June 28, 1996

                             ACQUISITION FACILITIES

                     HISTORICAL SUMMARIES OF COMBINED GROSS
                     REVENUE AND DIRECT OPERATING EXPENSES
                             (amounts in thousands)

                                                    Year ended         Three months ended
                                                    December 31,            March 31,
                                                        1995                   1996
                                                    ------------        ------------------
                                                                           (unaudited)
                                                                             (note 1)
Gross Revenue:
     Rental revenue                                    $14,954                  $2,905
     Other revenue                                         264                      30
                                                    ----------               ---------
          Total gross revenue                           15,218                   2,935
                                                    ----------               ---------

Direct Operating Expenses:
     Property operations and maintenance                 3,288                     718
     Real estate taxes                                   1,148                     226
                                                    ----------               ---------
          Total direct operating expenses                4,436                     944
                                                    ----------               ---------
Revenue in excess of direct operating expenses         $10,782                  $1,991
                                                    ==========               =========





                            See Accompanying Notes.

                             ACQUISITION FACILITIES

                        NOTES TO HISTORICAL SUMMARIES OF
             COMBINED GROSS REVENUE AND DIRECT OPERATING EXPENSES

1.  BASIS OF PRESENTATION

         The Historical Summaries of Combined Gross Revenue and Direct Operating Expenses (the "Historical Summaries") relate to the operation of the following 6 facilities acquired prior to March 31, 1996 (the "Pre 3/31/96 Acquisition Facilities") and the 23 facilities acquired subsequent to March 31, 1996 (the "Post 3/31/96 Acquisition Facilities"). These 29 self-storage facilities, which have been acquired by the Operating Partnership, are collectively referred to as the "Acquisition Facilities". The Historical Summaries for the period ended March 31, 1996, only relate to the operation of the 23 Post 3/31/96 Acquisition Facilities.

                                           Pre 3/31/96 Acquisition Facilities - Locations
                                           ----------------------------------------------
                               Mesa, Arizona                              Ft. Lauderdale, Florida

                               Thousand Palms, California                 Atlanta, Georgia

                               Boca Raton, Florida                        Norristown, Pennsylvania *

                                                Post 3/31/96 Acquisition Facilities - Locations
                                                -----------------------------------------------
                      Phoenix, Arizona                 Gambrills, Florida *                Salisbury, Massachusetts *

                      Phoenix, Arizona                 Miami, Florida *                    South Easton, Massachusetts *

                      Sacramento, California           Port Charlotte, Florida             Tyngsboro, Massachusetts *

                      Salinas, California              Brockton, Massachusetts             Las Vegas, Nevada

                      Whittier, California             Fall River, Massachusetts *         Abscon, New Jersey *

                      Farmington, Conneticut *         North Attleboro, Massachusetts *    Mays Landing, New Jersey *

                      Rocky Hill, Conneticut *         Northborough, Massachusetts         Coram, New York *

                      Waterbury, Conneticut *                                              Bedford, Texas

  * - 14 facilities previously managed, for a fee, by SUSA Management, Inc.

         The Historical Summaries have been prepared pursuant to the Rules and Regulations of the Securities and Exchange Commission for real estate operations to be acquired. The Historical Summaries are not representative of the actual operations for the periods presented, as certain expenses which may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Acquisition Facilities have been excluded. Expenses excluded consist of management fees, interest, depreciation and amortization, professional fees and other indirect costs not directly related to the future operations of the Acquisition Facilities. Rental Income is recognized when due from occupants. Expenses are recognized on the accrual basis.

2.  INTERIM PERIODS

         The unaudited interim Historical Summaries have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments considered necessary for a fair presentation are of a normal recurring nature and have been included. Operating results for the three months ended March 31, 1996 are not necessarily indicative of future operating results. The unaudited interim Historical Summaries contain only the operating results of the 23 Post 3/31/96 Acquisition Facilities.

                               STORAGE USA, INC.

              PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

         The following unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 1996, and the unaudited Pro Forma Combined Condensed Statements of Operations for the three months ended March 31, 1996, and for the year ended December 31, 1995 have been prepared to reflect the acquisition of the 29 facilities (the "Acquisition Facilities") and the adjustments described in the accompanying notes. The pro forma combined condensed financial information is based on the historical financial statements of Storage USA, Inc. in the Company's Form 10-Q for the three months ended March 31, 1996 and the pro forma financial information in the Company's 1995 Annual Report to Shareholders and should be read in conjunction with those financial statements and the notes thereto. The Pro Forma Combined Condensed Balance Sheet was prepared as if the 23 Post 3/31/96 Acquisition Facilities were purchased on March 31, 1996. The Pro Forma Combined Condensed Statements of Operations were prepared as if the Acquisition Facilities were purchased at the beginning of the period reflected thereon. The combined condensed pro forma financial information is not necessarily indicative of the financial position or results of operations which actually would have occurred if such transactions had been consummated on the dates described, nor does it purport to represent the Company's future financial position or results of operations.

                               STORAGE USA, INC.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 March 31, 1996
                                  (Unaudited)
                                  (thousands)

                                                        Historical                                   Pro Forma
                                                         Storage             Acquisition               Storage
                                                         USA, Inc.            Facilities              USA, Inc.
                                                      --------------       --------------        ----------------
Assets:
     Investment in storage facilities, net               $521,132               $82,328 (a)           $603,460
     Cash and equivalents                                   3,011                                        3,011
     Other assets                                          11,165                                       11,165
                                                      ------------           -----------          -------------
          Total Assets                                   $535,308               $82,328               $617,636
                                                      ============           ===========          =============

Liabilities and Shareholders' Equity
     Line of credit borrowings                             64,165                71,024                135,189
     Mortgage notes payable                                 6,612                 7,060                 13,672
     Accounts payable and accrued expenses                  3,389                                        3,389
     Rents received in advance                              4,184                                        4,184
     Dividend payable                                      10,149                                       10,149
     Minority interest                                     29,461                 4,244                 33,705
                                                      ------------           -----------          -------------
          Total liabilities                              $117,960               $82,328               $200,288
                                                      ------------           -----------          -------------

Shareholders' Equity
     Common stock                                             195                                          195
     Paid-in capital                                      448,142                                      448,142
     Notes receivable - officers                           (7,980)                                      (7,980)
     Accumulated deficit                                  (15,831)                                     (15,831)
     Distributions in excess of net income                 (7,178)                                      (7,178)
                                                      ------------           -----------          -------------
          Total shareholders' equity                      417,348                                      417,348
                                                      ------------           -----------          -------------
          Total liabilities and shareholders' equity     $535,308               $82,328               $617,636
                                                      ============           ===========          =============










                            See Accompanying Notes.

                               STORAGE USA, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                   For the three months ended March 31, 1996
                                  (Unaudited)
                       (thousands, except per share data)

                                                                              Post 3/31/96           Pre 3/31/96
                                                                               Acquisition           Acquisition
                                               Historical                       Facilities            Facilities        Pro Forma
                                                 Storage       Acquisition       Pro Forma            Pro Forma          Storage
                                                USA, Inc.      Facilities       Adjustments           Adjustments       USA, Inc.
                                             --------------- ---------------  ---------------      -----------------  ------------
Property Revenues:
Rental income                                    $20,819            $2,905                                $572 (f)       $24,296
Management income                                    240                             (103)(b)               (7)(b)           130
Other income                                         274                30                                   6 (g)           310
                                              -----------        ----------       --------             --------        ----------
     Total Revenues                               21,333             2,935           (103)                 571            24,736
                                              -----------        ----------       --------             --------        ----------
Property Expenses:
Cost of property operations
     and maintenance                               5,733               718                                 189 (h)         6,640
Real estate taxes                                  1,693               226                                  44 (i)         1,963
General & administrative                             780                                                                     780
Depreciation & amortization                        2,670                              376 (c)               63 (j)         3,109
                                              -----------        ----------       --------             --------        ----------
     Total Expenses                               10,876               944            376                  296            12,492
                                              -----------        ----------       --------             --------        ----------
     Income from property operations              10,457             1,991           (479)                 275            12,244

Other Income (expenses):
   Interest expense                               (1,665)                            (324)(d)             (338)(k)        (2,327)
   Interest income                                   155                                                                     155
                                              -----------        ----------       --------             --------        ----------
Income before minority interest                    8,947             1,991           (803)                 (63)           10,072

Minority interest                                   (555)                             (63)(e)                4 (l)          (614)
                                              -----------        ----------       --------             --------        ----------
   Net income                                     $8,392            $1,991          ($866)                ($59)           $9,458
                                              ===========        ==========       ========             ========        ==========
   Net income per share                                                                                                    $0.48
                                                                                                                       ==========
   Weighted Average Shares
       Outstanding                                                                                                        19,552
                                                                                                                       ==========






                            See Accompanying Notes.

                               STORAGE USA, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                         For the year December 31, 1995
                                  (Unaudited)
                       (thousands, except per share data)

                                                 Initial
                                                Pro Forma                                        Pro Forma
                                                 Storage      Acquisition      Pro Forma          Storage
                                                USA, Inc.     Facilities      Adjustments        USA, Inc.
                                             -------------- ---------------  -------------   -----------------
Property Revenues:
Rental income                                     $81,875        $14,954                           $96,829
Management income                                   1,072                         (451)(m)             621
Other income                                        1,037            264                             1,301
                                               -----------    -----------   ----------          -----------
     Total Revenues                                83,984         15,218          (451)             98,751
                                               -----------    -----------   ----------          -----------
Property Expenses:
Cost of property operations
     and maintenance                               22,385          3,288                            25,673
Real estate taxes                                   6,171          1,148           500 (n)           7,819
General & administrative                            3,046                          700 (o)           3,746
Depreciation & amortization                         9,579                        1,907 (p)          11,486
                                               -----------    -----------   ----------          -----------
     Total Expenses                                41,181          4,436         3,107              48,724
                                               -----------    -----------   ----------          -----------
     Income from property operations               42,803         10,782        (3,558)             50,027

Other Income (expenses):
   Interest expense                                (7,679)                      (2,665)(q)         (10,344)
   Interest income                                    637                                              637
                                               -----------    -----------   ----------          -----------
Income before minority interest                    35,761         10,782        (6,223)             40,320

Minority interest                                  (1,798)                        (663)(r)          (2,461)
                                               -----------    -----------   ----------          -----------
   Net income                                     $33,963        $10,782       ($6,886)            $37,859
                                               ===========    ===========   ==========          ===========
   Net income per share                                                                              $1.94
                                                                                                ===========
   Weighted Average Shares
       Outstanding                                                                                  19,552
                                                                                                ===========







                            See Accompanying Notes.

          NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                      (THOUSANDS, EXCEPT PER SHARE DATA)
                                 (UNAUDITED)



1.        STORAGE USA, INC.

         Storage USA, Inc. (the "Company") historical financial information includes SUSA Partnership, L.P. (the "Operating Partnership") and SUSA Management, Inc. ("SUSA Management"). The March 31, 1996, Historical Storage USA, Inc., Balance Sheet includes the proceeds from the March 19, 1996, issuance of 1,948,882 shares of common stock at a price of $31.30 per share, plus a purchase price adjustment for accrued dividends, less issuance costs. These shares are included in the weighted average shares outstanding used for computation of pro forma net income per share for the year ended December 31, 1995, and the three months ended March 31, 1996, as if they were outstanding at the beginning of the respective periods.


2.        ACQUISITION FACILITIES - BALANCE SHEET

         Amounts reflect the acquisition of 29 facilities acquired from January 2, 1996 to June 19, 1996 for a price of $104,468. The total acquisition price includes the purchase price of the facilities ($103,598) plus the Company's estimated average cost of $30 per property for capital improvements ($870). The acquisition price was funded with borrowings under the Company's lines of credit, assumption of mortgage notes payable, and issuance of units of limited partnership interest in the Operating Partnership ("OP Units"). The OP Units were issued at various amounts per Unit, ranging from $32.45 to $33.90.


3.       STORAGE USA, INC. - INITIAL PRO FORMA STATEMENT OF OPERATIONS

         The initial pro forma statement of operations for the year ended December 31, 1995 is presented as if the Company's public offering of 4,025 shares of common stock at $28.375 per share and the acquisition of 63 properties during 1995 had occurred on January 1, 1995.


4.       ACQUISITION FACILITIES - STATEMENT OF OPERATIONS

         The statements of operations for the Acquisition Facilities reflects the results of operations of the Acquisition Facilities for the year ended December 31, 1995, and the results of operations of the Post 3/31/96 Acquisition Facilities for the three months ended March 31, 1996, and the results of operations of the Pre 3/31/96 Acquisition Facilities up to the date acquired, which are included in the Acquisition Facilities Historical Summaries of Combined Gross Revenue and Direct Operating Expenses.

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                       (THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

5.       PRO FORMA ADJUSTMENTS - COMBINED CONDENSED BALANCE SHEET
         Pro Forma Adjustments are as follows:

                                                                                                AS OF
                                                                                            MARCH 31, 1996
                                                                                         -------------------
(a)      To reflect the purchase of acquired properties acquired since
         December 31, 1995.                                                                   $ 104,468
         Less: actual property acquisitions during the first quarter
         ended March 31, 1996.                                                                  (22,140)
                                                                                              ----------
         Pro Forma adjustment                                                                 $  82,328

         PRO FORMA ADJUSTMENTS - STATEMENTS OF OPERATIONS                                     THREE MONTHS
                                                                                            MARCH 31, 1996
                                                                                         -------------------
(b)      To reduce management fee income for the 13 managed properties included in the acquisitions facilities and purchased after
         March 31, 1996, based on actual management fees earned by the
         Comany during the quarter ended March 31, 1996.                                      $     (103)
         Plus: to reduce management fee income for the one managed
         property included in the historical results, purchased before
         March 31, 1996, based on actual management fees earned by the
         Company during the quarter ended March 31, 1996.                                     $       (7)
                                                                                               ----------
         Pro Forma adjustment                                                                 $     (110)

(c)      To record depreciation on the facilities acquired after March
         31, 1996 based on approximately $60,099 of the purchase
         price being allocated to depreciable assets, based on a 40 year life.                $      376

(d)      To reflect interest expense on bank debt utilized to fund the purchase of acquired properties acquired after March 31, 1996, based on $ 71,024 of bank borrowing at 6.1%, and $7,060 of
         mortgages assumed at 9.0%.                                                           $   (1,253)
         Less: Interest savings as a result of the pro forma effect of the first
         quarter equity offering assumed to occurr on January 1, 1996.                        $      929
                                                                                                --------
         Pro Forma adjustment                                                                 $     (324)

(e)      To reflect minority interest expense on historical operations and the
         Acquisition Facilities.                                                              $     (618)
         Less: actual minority interest expense for the three months ended
         March 31, 1996                                                                       $     (555)
                                                                                                    -----
         Pro Forma adjustment                                                                 $      (63)

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                       (THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

5.       PRO FORMA ADJUSTMENTS - STATEMENT OF OPERATIONS - CONTINUED

                                                                                           THREE MONTHS
                                                                                            MARCH 31, 1996
                                                                                         -------------------
(f)      To record rental income for the 6 facilities acquired during the quarter ended March 31, 1996 from January 1, 1996 to the date acquired, based on the actual operating results of the facilities
         acquired through the most recent practicable date prior to filing.                   $        572

(g)      To record other income for the 6 acquisitions  acquired
         during the quarter ended March 31, 1996 from January 1, 1996 to the date acquired, based on the actual operating results of the facilities acquired through the most recent practicable date prior to
         filing.                                                                              $          6

(h)      To record the cost of operations for the 6 faclities acquired during the quarter ended March 31, 1996 from January 1, 1996 to the date acquired, based on the actual operating results of the facilities acquired through the most recent practicable date prior to
         filing.                                                                              $        189

(i)      To record real estate taxes for the 6 faclities acquired during the quarter ended March 31, 1996 from January 1, 1996 to the date acquired, based on the actual operating results of the facilities
         acquired through the most recent practicable date prior to filing.                   $         44

(j)      To record depreciation for the 6 acquisitions faclities acquired during the quarter ended March 31, 1996 from January 1, 1996
         to the date acquired, based on a 40 year life.                                       $         63

(k)      To record interest expense for the 6 faclities acquired during the quarter ended March 31, 1996 from January 1, 1996 to the date
         acquired, based on $22,140 of bank borrowing at 6.1%.                                $       (338)

(l)      To reflect minority interest expense on the results of operations for the Pre 3/31/96 Acquisition Facilities for the three months ended
         March 31, 1996 from January 1, 1996 to the date acquired.                            $          4

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                       (THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

5.       PRO FORMA ADJUSTMENTS - STATEMENT OF OPERATIONS - CONTINUED

                                                                                                  YEAR ENDED
                                                                                               DECEMBER 31, 1995
                                                                                              ------------------

(m)      To reflect the reduction in management income for the fourteen managed properties acquired in the first six months of 1996 for the period managed by the Company, based on actual management fees earned by the Company for the year ended December
         31, 1995.                                                                            $    (451)

(n)      To reflect the estimated increase in property taxes based on the
         Company's historical quarterly results subsequent to acquisition.                    $     500

(o)      To reflect estimated increase in general and administrative expense based on the Company's historical quarterly results subsequent to
         acquisition.                                                                         $     700

(p)      To record depreciation on Acquisition Facilities based on approximately
         $76,261 of the purchase price being allocated to depreciable assets
         and based on a 40 year life.                                                         $  (1,907)

(q)      To reflect interest expense on bank debt utilized to fund purchase of the Acquisition Facilities, based on  $93,164 of bank borrowing
         at 6.1% and mortgages assumed of $7,060 at 9.0%.                                     $  (6,381)

         Less: Interest savings as a result of the pro forma effect of the
         first quarter equity offering assumed to occur on January 1, 1995.                   $   3,716
                                                                                              ---------

         Pro Forma adjustment                                                                 $  (2,665)

(r)      To record Minority interest for OP Units issued in connection with the
         purchase of certain of the Acquisition Facilities.                                   $    (663)

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          DATED: July 17, 1996

                                          STORAGE USA, INC.

                                          By:   /s/ Thomas E. Robinson
                                              ---------------------------------
                                                    Thomas E. Robinson
                                          President and
                                          Chief Financial Officer